MERGER AGREEMENT

     This Merger Agreement (hereinafter called this "Agreement"), dated as of the 10th day of December, 1996 ("Closing Date") by and among Ballard Medical Products, a Utah corporation ("Ballard"), Ballard Acquisition Corporation, a Colorado corporation, all of whose capital stock is owned directly by Ballard ("Merger Sub"), and Cardiotronics Systems, Incorporated, aka Cardiotronics Systems, Inc., a Colorado corporation ("Cardiotronics").

     Stock Purchase Agreements have been executed by and among Ballard, Merger Sub, and certain stockholders of Cardiotronics, whereby Merger Sub has purchased over ninety percent (90%) of the outstanding shares of Cardiotronics ("Stock Purchase Agreement").

     The Boards of Directors of Ballard, Merger Sub and Cardiotronics deem it advisable for the mutual benefit of Ballard, Merger Sub and Cardiotronics, and their respective shareholders, that Ballard acquire Cardiotronics by the merger of Merger Sub into Cardiotronics under the terms and conditions hereinafter set forth (the "Merger"), and have adopted resolutions authorizing the transactions contemplated by this Agreement.

     Ballard, the sole shareholder of Merger Sub, deems it advisable and in its best interest for Ballard to acquire Cardiotronics by the Merger, and has adopted resolutions authorizing the transactions contemplated by this Agreement.

     In   consideration   of  the  premises   and  of  the  mutual   agreements,
representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section 1.1 Actions to be Taken. Subject to the terms and conditions of this Agreement, including the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Effective Time (as hereinafter defined) and pursuant to Title 7 of the Colorado Revised Statutes (the "Colorado Statutes"), the following shall occur:

          (a) Merger Sub shall be merged with and into Cardiotronics, which shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of Merger Sub shall cease at the Effective Time, and thereupon Cardiotronics and Merger Sub shall be a single corporation, the name of which shall be "Cardiotronics."

          (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Colorado Statutes. Without limiting the generality of the foregoing, at the Effective Time, all the property, right, privileges, powers and franchises of Cardiotronics and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities and duties of Cardiotronics and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          (c) The Articles of Incorporation of Cardiotronics shall be and remain the articles of incorporation of the Surviving Corporation until amended as provided by law.

          (d) The By-Laws of Cardiotronics shall be and remain the by-laws of the Surviving Corporation until amended, as provided by law or by the articles of incorporation or the by-laws of the Surviving Corporation.

          (e) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors for the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Cardiotronics immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

As soon as practicable after the execution of this Agreement, Articles of Merger or such other documents as are necessary, properly approved and executed in accordance with the Colorado Statutes (the "Articles of Merger"), shall be filed with the Secretary of State of the State of Colorado. The Merger shall become effective when the Articles of Merger are so filed. (The date and time when the Merger becomes effective is referred to in this Agreement as the "Effective Time".)

     Section 1.2 Common Stock of Surviving Corporation. At the Effective Time, each issued and outstanding share of common stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     Section 1.3 Conversion or Cancellation of Cardiotronics Common Stock and Cardiotronics Preferred Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a) Any shares of Cardiotronics' common stock, par value $0.012 per share ("Cardiotronics Common Stock"), and any shares of Cardiotronics Class B Preferred Stock, par value $0.03 per share, Class C preferred stock, par value $0.03 per share, Class D preferred stock, par value $0.03 per share and Class E preferred stock, par value $0.03 per share (collectively, the "Cardiotronics Preferred Stock"), (Cardiotronics Common Stock and Cardiotronics Preferred Stock being sometimes collectively referred to herein as "Cardiotronics Capital Stock") then held in the treasury of Cardiotronics shall be canceled and retired.

          (b) Any shares of Cardiotronics Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Cardiotronics Preferred

     Stock to be canceled pursuant to Section 1.3(a)) shall be converted into the number of shares of Cardiotronics Common Stock into which they are convertible according to their rights and preferences under the Articles of Incorporation of Cardiotronics. There are outstanding no shares of
     Cardiotronics Class B Preferred Stock, 2,764,622 shares of Class C Convertible Preferred Stock, 2,119,828 shares of Class D Convertible Preferred Stock and 6,680,172 shares of Class E Convertible Preferred Stock. Each share of Cardiotronics Preferred Stock is convertible into .25 shares of Cardiotronics Common Stock for a total of 2,891,155 shares of Cardiotronics Common Stock.

          (c) Any shares of Cardiotronics Common Stock issued and outstanding immediately prior to the Effective Time,

          INCLUDING shares of Cardiotronics Common Stock resulting from the conversion of Cardiotronics Preferred Stock pursuant to Section 1.3(b) above;

          BUT EXCLUDING any shares of Cardiotronics Common Stock to be canceled pursuant to Section 1.3(a) above;

          AND EXCLUDING any shares with respect to which the statutory right of dissent has been perfected, as provided in Section 1.4 below;

     shall be exchanged for Three Dollars and Seventy-Five Cents ($3.75) per share ("Purchase Price").

     Section 1.4 Dissenting Shares. Each holder of shares of Cardiotronics Capital Stock who has complied with all requirements for perfecting shareholders rights of dissent, as set forth in Article 113 of the Colorado Statutes, shall be entitled to such dissenters' rights under the Colorado Statutes with respect to such shares (the "Dissenting Shares").

     Section 1.5 Cardiotronics Options. At the Closing Date, each then outstanding option ("Cardiotronics Option") granted under the Cardiotronics 1993 Stock Option Plan, 1994 Stock Option Plan and 1995 Stock Option Plan (collectively, the "Cardiotronics Stock Option Plans"), which has an exercise price, regardless whether such option has vested or is exercisable, of less than the Purchase Price shall be converted into the right to receive from Merger Sub an amount equal to the difference between the Purchase Price and the exercise price for such option; provided that such optionholder agrees to cancel in writing any remaining options. All remaining outstanding Cardiotronics Options granted under the Cardiotronics Stock Option Plans will remain outstanding.

     Section 1.6 Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, Ballard shall deposit, or shall cause to be deposited, with Corporate Stock Transfer or such other bank or trust company as may be designated by Ballard and is reasonably satisfactory to Cardiotronics (the "Exchange Agent"), for the benefit of the holders of shares of Cardiotronics Capital Stock, for exchange in accordance with this
     Article I through the Exchange Agent, cash sufficient to purchase all outstanding shares of Cardiotronics Capital Stock purchasable pursuant to
     Section 1.3.

          (b) Exchange Procedures. As promptly as practicable after the Effective Time, Ballard shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Cardiotronics Capital Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash equal to that number of shares of Cardiotronics Common Stock formerly represented by such Certificate (after taking into account all shares of Cardiotronics Common Stock then held by such holder) multiplied by the Purchase Price. In the event of transfer of ownership of shares of Cardiotronics Capital Stock which transfer is not registered in the transfer records of Cardiotronics, cash equal to that number of shares of Cardiotronics Common Stock multiplied by the Purchase Price may be paid to a transferee if the Certificate representing such shares of Cardiotronics Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.6, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive cash upon such surrender.

          (c) Lost Certificates. Notwithstanding the requirements of any provision of this Section 1.6 that Certificates be deposited with or surrendered to the Exchange Agent, in the event Certificates have become destroyed, lost or stolen, in lieu of such deposit or surrender registered holders of such Certificates shall furnish to the Exchange Agent, evidence satisfactory to the Exchange Agent, in its discretion, of the ownership of and the destruction, loss or theft of such Certificates, and shall furnish to the Exchange Agent, an indemnity satisfactory to it and to Ballard, in their discretion, and shall comply with such other reasonable regulations as the Exchange Agent may prescribe.

     Section 1.7 Articles of Merger; Other Necessary Documents. The Board of Directors of Cardiotronics shall take such actions as are necessary, as set forth in Colorado Business Corporation Act Section 7-111-104, to effectuate the Merger; including, but not limited to, causing the Articles of Merger to be filed with the Secretary of State of the State of Colorado and taking such other and further actions as may be required by the Colorado Statutes in connection with such filing and in order to consummate the Merger.


                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF BALLARD AND MERGER SUB

     Ballard and Merger Sub represent, warrant to, and agree with, Cardiotronics as follows:

     Section 2.1 Corporate Organization. Ballard is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and each has all requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is now being conducted. Each of Ballard's significant subsidiaries (the term "significant subsidiary" being defined for purposes of this Agreement in Section 8.7) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and Ballard and each of its significant subsidiaries is duly qualified or licensed as a foreign corporation in each other jurisdiction where it owns or leases substantial properties, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of Ballard and its subsidiaries taken as a whole. Ballard has previously delivered to Cardiotronics a true and complete copy of its Articles of Incorporation and By-Laws.

     Section 2.2 Authorization, Execution and Delivery. Ballard and Merger Sub each has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which Ballard or Merger Sub is or will be a party or a signatory (the "Ballard Ancillary Agreements") by Ballard and Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by the respective Board of Directors of Ballard and Merger Sub and no other corporate proceedings on the part of Ballard are necessary to authorize the execution and delivery Agreement and the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Ballard and Merger Sub and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Ballard Ancillary Agreements will constitute, the legal, valid and binding agreements of Ballard and Merger Sub, enforceable against Ballard and Merger Sub in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions"). Neither Ballard nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any note, mortgage, lease, agreement, bond, indenture, instrument, license, franchise or permit, or subject to any order, judgment, injunction, writ or decree, which would be breached or violated by its executing or carrying out of this Agreement, except for breaches or violations, if any, which individually or in the aggregate would not have a material adverse effect on the financial condition, properties or businesses of Ballard and its subsidiaries taken as a whole. Other than in connection with or in compliance with the provisions and requirements of the Colorado Statutes, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the NYSE and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by Ballard or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a material adverse effect on the financial condition, properties or businesses of Ballard and its subsidiaries taken as a whole.

     Section 2.3 Reports; Accuracy of Information. Ballard has previously furnished to Cardiotronics true and complete copies of its Annual Reports on Form 10-K (including all amendments thereto) filed with the SEC for each of its fiscal years ended September 30, 1993 through September 30, 1996, inclusive, and a true and complete copy of its Quarterly Reports (including all amendments thereto) on Form 10-Q filed with the SEC for each of the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996 (the "Ballard Reports"). Each of the balance sheets included in the Ballard Reports, as finally amended (including any related notes and schedules), fairly presents the consolidated financial position of Ballard as of its date and the other financial statements included in the Ballard Reports, as finally amended (including any related notes and schedules), fairly present the consolidated results of operations or other information included therein of Ballard for the periods or as of the dates therein set forth, subject, where appropriate, to normal year-end adjustments, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Ballard also has previously furnished to Cardiotronics a true and complete copy of (i) each final prospectus and definitive proxy statement filed by Ballard with the SEC since September 30, 1996 and (ii) each report other than the Ballard Reports filed by Ballard with the SEC since September 30, 1996. None of the documents referred to in this Section 2.3 contained, as of its date, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.4 Absence of Changes. Except as described in any document referred to in Section 2.3, since September 30, 1996, there has not been any material adverse change in the financial condition, properties or businesses of Ballard and its subsidiaries taken as a whole.

     Section 2.5 Compliance with Laws. The businesses of Ballard and its subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity ("Laws"), except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on the financial condition, properties or businesses of Ballard and its subsidiaries taken as a whole.

     Section 2.6 Legal Proceedings. Except for matters referred to in any of the documents referred to in Section 2.3, (i) to the best of Ballard's knowledge, no material investigation or review by any governmental entity with respect to Ballard or any of its subsidiaries is pending or threatened, nor has any governmental entity indicated to Ballard an intention to conduct the same, and
(ii) there is no action, suit or proceeding, pending or, to the best of Ballard's knowledge, threatened against or affecting Ballard or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either singly or in the aggregate is likely to result in any material adverse change in the financial condition, properties or businesses of Ballard and its subsidiaries taken as a whole.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF CARDIOTRONICS

     Except as set forth in the Disclosure Memorandum to the Merger Agreement, dated as of the Closing Date ("Cardiotronics Disclosure Memorandum"), Cardiotronics represents, warrants to, and agrees with, Ballard and Merger Sub as follows:

     Section 3.1 Corporate Organization. Cardiotronics is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified or licensed as a foreign corporation in each other jurisdiction where it owns or leases substantial properties, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of Cardiotronics and its subsidiaries taken as a whole ("Cardiotronics' Business"). Cardiotronics has one subsidiary, R2 Medical Systems, Inc. ("R2"), which is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or licensed as a foreign corporation in each other jurisdiction where it owns or leases substantial properties, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of Cardiotronics and its subsidiary taken as a whole. Cardiotronics has no subsidiaries other than R2. Cardiotronics has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation (except R2) or in any partnership, joint venture or other business enterprise or entity. Cardiotronics and its subsidiary have the requisite corporate power and authority to carry on their respective business as it is now being conducted. Cardiotronics has previously delivered to Ballard a true and complete copy of its Certificate of Incorporation and By-Laws.

     Section 3.2 Capitalization. The authorized capital stock of Cardiotronics consists of 100,000,000 shares of Cardiotronics Common Stock, of which 476,686 shares were outstanding on November 27, 1996, and 40,000,000 shares of Preferred Stock, par value $0.03 per share ("Cardiotronics Preferred Stock"), of which 0 shares of Class B Preferred Stock ("Cardiotronics Class B Preferred Stock"), 2,764,622 shares of Class C Convertible Preferred Stock ("Cardiotronics

Class C Preferred Stock"), 2,119,828 shares of Class D Convertible Preferred Stock ("Cardiotronics Class D Preferred Stock") and 6,680,172 shares of Class E Convertible Preferred Stock ("Cardiotronics Class E Preferred Stock") were outstanding on November 27, 1996. As of November 27, 1996, each share of Cardiotronics Preferred Stock is convertible into .25 shares of Cardiotronics Common Stock for a total of 2,891,155 shares of Cardiotronics Common Stock. All of the outstanding shares of Cardiotronics Common Stock and Cardiotronics Preferred Stock have been validly issued and are fully paid and nonassessable. The issuance and sale of all Cardiotronics Capital Stock has been in full compliance with all applicable federal and state securities laws. As of November 27, 1996, Cardiotronics had reserved up to 11,973,369 authorized but unissued shares of Cardiotronics Common Stock for issuance: (i) pursuant to outstanding options under the Cardiotronics 1993 Stock Option Plan, (ii) pursuant to outstanding options under the Cardiotronics 1994 Stock Option Plan, (iii) pursuant to outstanding options under the Cardiotronics 1995 Stock Option Plan,
(iv) pursuant to outstanding underwriter's warrants, (v) pursuant to options granted to key employees under their employment agreements and (vi) upon conversion of the Cardiotronics Preferred Stock. Except as set forth above, Cardiotronics does not have any shares of its capital stock issued or outstanding. Except for options to purchase and rights to acquire shares of Cardiotronics Common Stock granted pursuant to the stock option plans referred to above, outstanding warrants, options granted pursuant to employment agreements and rights to acquire shares of Cardiotronics Common Stock upon conversion of Cardiotronics Preferred Stock (all of the shares of Cardiotronics Common Stock issuable pursuant to the foregoing being included in the aggregate number of shares reserved for issuance as of November 27, 1996, as set forth above), Cardiotronics does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Cardiotronics to issue shares of its capital stock and there is no authorized or outstanding security of any kind convertible into or exchangeable for any Cardiotronics capital stock or securities. All of the shares of Cardiotronics' subsidiary, R2, have been validly issued, are fully paid and nonassessable and are owned free and clear of all liens, charges, claims and encumbrances.

     Section 3.3 Authorization, Execution and Delivery. Cardiotronics has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which Cardiotronics is or will be a party or a signatory (the "Cardiotronics Ancillary Agreements") and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and, no other corporate proceedings on the part of Cardiotronics are necessary to authorize this Agreement and the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Cardiotronics and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Cardiotronics Ancillary Agreements will constitute, the legal, valid and binding agreements of Cardiotronics, enforceable against Cardiotronics in accordance with its and their respective terms, subject to the Enforceability Exceptions. Cardiotronics is not subject to or obligated under any charter, by-law or contract provision or any note, mortgage, lease, agreement, bond, indenture, instrument, license, franchise or permit, or subject to any order, judgment, injunction, writ or decree, which would be breached or violated by its executing or carrying out this Agreement except for breaches or violations, if any, which individually and in the aggregate would not have a material adverse effect on Cardiotronics' Business. Other than in connection with or in compliance with the provisions and requirements of the Colorado Statutes, the Securities Act, the Exchange Act, the Nasdaq SmallCap Market and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by Cardiotronics of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a material adverse effect on Cardiotronics' Business.

     Section 3.4 Report, Accuracy of Information. Cardiotronics has previously furnished to Ballard true and complete copies of its Annual Reports on Form 10-K (including all amendments thereto) filed with the SEC for each of its fiscal years ended December 31, 1993 through December 31, 1995, inclusive, and a true and complete copy of its Quarterly Reports (including all amendments thereto) on Form 10-Q filed with the SEC for each of the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996 (the "Cardiotronics Reports"). Each of the balance sheets included in the Cardiotronics Reports, as finally amended (including any related notes and schedules), fairly presents the consolidated financial position of Cardiotronics as of its date and the other financial statements included in the Cardiotronics Reports, as finally amended (including any related notes and schedules), fairly present the consolidated results of operations or other information included therein of Cardiotronics for the periods or as of the dates therein set forth, subject, where appropriate, to normal year-end adjustments, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Cardiotronics has also previously furnished to Ballard a true and complete copy of (i) each final prospectus and definitive proxy statement filed by Cardiotronics or any of its significant subsidiaries with the SEC since December 31, 1995, and (ii) each report other than the Cardiotronics Reports filed by Cardiotronics with the SEC since December 31, 1995. None of the documents referred to in this Section 3.4 contained, as of its date, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.5 Liabilities.

          (a)  As  of  September  30,  1996,  Cardiotronics  did  not  have  any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), in excess of $10,000 in any single instance and $25,000 in the aggregate
     (including without limitation any tax liabilities or deferred tax liabilities, or any other debts, liabilities, or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts, or other condition which occurred on or before September 30, 1996, whether or not then known, due, or payable), which were not accurately and fully reflected or reserved against in accordance with generally accepted accounting principles in the September 30, 1996 Balance Sheet included in Cardiotronics' Form 10-Q for the quarter ending September 30, 1996.

          (b) As of December 31, 1995, Cardiotronics did not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), in excess of $10,000 in any single instance and $25,000 in the aggregate (including without limitation any tax liabilities or deferred tax liabilities, or any other debts, liabilities, or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts, or other condition which occurred on or before December 31, 1995, whether or not then known, due, or payable), which were not accurately and fully reflected or reserved against in the December 31, 1995 Balance Sheet included in Cardiotronics' Form 10-K for the year ending December 31, 1995.

          (c) All of Cardiotronics' liabilities and obligations of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due), arising after September 30, 1996 and in excess of $10,000 in any single instance and $25,000 in the aggregate, as of October 31, 1996 are itemized in the Cardiotronics Disclosure Memorandum, including the name, telephone number, and address of the creditor, the nature of the obligation, and the balance owed.

     Section 3.6 Certain Asset Listings and Descriptions.

          (a) The Cardiotronics Disclosure Memorandum sets forth an accurate and complete list and description, as of the Closing Date, of all real property in which Cardiotronics has a leasehold or other interest or which is used by Cardiotronics in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which Cardiotronics claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Cardiotronics has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof. Cardiotronics has previously delivered to Ballard true and complete copies of all such leases, subleases, licenses and other instruments.

          (b) The Cardiotronics Disclosure Memorandum contains an accurate and complete list and description, as of November 30, 1996, of all machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (except for individual items having a book value of less than $5,000 or which do not, in the aggregate, have a total book value of more than $10,000), setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

          (c) Cardiotronics has delivered to Ballard an accurate and complete list and description, as of December 6, 1996, of Cardiotronics' inventory of finished goods, semi- finished goods, work in process, and raw materials.

     Section 3.7 Absence of Changes or Events. Except as described in any document referred to in Section 3.4, since December 31, 1995 Cardiotronics has conducted its business only in the ordinary course, and there has not been:

          (a) Any material adverse change in Cardiotronics' Business;

          (b) Any material loss (whether by damage or destruction, in the nature of a casualty loss or otherwise, and whether covered by insurance or not), affecting any tangible property or asset or any intangible assets of Cardiotronics;

          (c) Any entering into of any collective bargaining or other labor agreement, or any actual or, to the best knowledge of Cardiotronics, any threatened strike or other labor trouble or dispute which materially affects or might materially affect the condition (financial or otherwise), properties, business, operations or prospects of Cardiotronics, nor has there been any labor union organizing activity;

          (d) Any loss or, to the best knowledge of Cardiotronics, any threatened loss of any permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by Cardiotronics which loss has had or upon occurrence would have a material adverse effect on the condition (financial or otherwise), properties, business, operations or prospects of Cardiotronics;

          (e) The adoption or rescission of any statute, regulation, order, ordinance or other law, which materially adversely affects the condition (financial or otherwise), properties, business, operations or prospects of Cardiotronics;

          (f) Any material indebtedness, liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Cardiotronics or any transaction entered into by Cardiotronics, other than in the ordinary course of business and consistent with past practice, or any guarantee by Cardiotronics of any indebtedness, liability or obligation of any other person;

          (g) Any declaration, setting aside or payment of any dividend or other distribution in respect of any of the capital stock or other securities of Cardiotronics;

          (h) Any material obligation, liability, lien or encumbrance paid, discharged or satisfied by or on behalf of Cardiotronics other than current liabilities reflected on the

     December 31, 1995 Balance Sheet and current liabilities incurred since December 31, 1995 in the ordinary course of business and consistent with past practices;

          (i) Any material mortgage, lien, pledge, charge or encumbrance affecting the properties of Cardiotronics (except liens for current property taxes not yet due and payable) created, suffered or assumed by or on behalf of Cardiotronics;

          (j) Any sale, transfer or other disposition of any material tangible asset of Cardiotronics or any cancellation or compromise of any debt to or claim of Cardiotronics, except in the ordinary course of business and consistent with past practice, nor has there been any disposition of any of Cardiotronics' material intangible or intellectual properties, assets or rights, nor has there been any waiver or cancellation of any right of substantial value;

          (k) Any loan made or increased by Cardiotronics, including any loan to any officer, director, employee or agent of Cardiotronics or to any member of any of their families;

          (l) Any material capital expenditure, addition or improvement made or committed to be made by or on behalf of Cardiotronics;

          (m) Any material failure on the part of Cardiotronics to operate in the ordinary course so as to preserve its Business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with customers, suppliers, creditors and others having business relationships with it;

          (n) Any material write-off as uncollectible of any notes or accounts receivable, or any portions thereof;

          (o) Any material failure to maintain the financial books and records of Cardiotronics in the usual, regular and ordinary manner and in accordance with good business practice or any material change in any accounting principle or practice of Cardiotronics;

          (p) Any notice received by Cardiotronics of termination of any material contract, lease, or other agreement;

          (q) Any change by Cardiotronics in its banking or safe deposit arrangements;

          (r) Any institution, settlement, or agreement to settle, any litigation, action, or proceeding before any court or governmental body relating to Cardiotronics' Business or assets which would have a material adverse effect on the business, operations or financial condition of Cardiotronics;

          (s) Any material failure to replenish Cardiotronics' inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices; nor has there been any purchase commitment in excess of the normal, ordinary, and usual requirements of Cardiotronics' Business; nor has there been any change in Cardiotronics' selling, pricing, advertising, or personnel practices inconsistent with prior practice and prudent business practices; or

          (t) Any agreement or commitment by Cardiotronics to do any of the foregoing items set forth in paragraphs (c), (f), (g), (h), (i), (j), (k),
     (l), (n), (q), (r) or (s).

     Section 3.8 Title to Assets and Properties; Condition.

          (a) Cardiotronics owns or leases or otherwise has the right to use all of its assets and properties, which are presently being used in or are reasonably necessary to carry on its business and operations as presently conducted, and such assets, properties and agreements are all of the assets, properties and agreements which are used in or are reasonably necessary to carry on its business and operations as presently conducted. All assets and properties leased or owned are located in Cardiotronics' offices in Carlsbad, California.

          (b) Each lease or agreement under which Cardiotronics is a lessee of any property, real or personal, owned by a third party is a valid and continuing agreement without any default of Cardiotronics thereunder or, to the best knowledge of Cardiotronics, of the other party thereto, and this Agreement and the consummation of the transactions contemplated hereby will not cause any default under any such lease or agreement.

          (c) Cardiotronics has good and marketable title to all property and assets which it owns, free and clear of all mortgages, liens, pledges, charges, claims, encumbrances or restrictions of any kind whatsoever
     (whether accrued, absolute, contingent, or otherwise), except liens for current property taxes not yet due and payable and liens that do not materially interfere with the ability of Cardiotronics to conduct its business or qualify as "material" liens.

          (d) Cardiotronics has not received any notice of violation of any regulation, ordinance, law, order or other requirement relating to the property, real or personal, or Cardiotronics' Business. Cardiotronics is unaware of any changes in any such regulation, ordinance, law, order or other requirement affecting any such property or any condemnation proceeding, pending or threatened, which might prohibit Cardiotronics from continuing its present use of such property or from using such property for the purpose for which it was acquired, or which might curtail or interfere with the present or proposed use of such property.

          (e) The furniture, fixtures, leaseholds, equipment and other personal property of Cardiotronics are in good operating condition and repair.

     Section 3.9 Accounts Receivables. The Cardiotronics Disclosure Memorandum contains an accurate and complete list of all receivables of Cardiotronics as of December 6, 1996. All receivables of Cardiotronics (including accounts receivable, loans receivable, and advances) have arisen from and represent arms-length, bona fide transactions made in the ordinary course of business. The receivables of Cardiotronics are good and collectible (net of applicable reserve for bad debts).

     Section 3.10 Taxes. Cardiotronics has filed all federal Tax returns and all state and foreign tax returns required to be filed, and has paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of all periods for which returns have been made or are due, and has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved (except in either case in an amount not material), and in its opinion it has no material liability for Taxes in excess of the amount so paid or accruals or reserves so established. Cardiotronics is not delinquent in the payment of any material Tax and is not delinquent in the filing of any Tax returns, and no material deficiencies for any Tax have been threatened, claimed, proposed or assessed. The Cardiotronics U.S., state and foreign income tax returns, respectively, have never been audited by the Internal Revenue Service or comparable state or foreign agencies. For the purposes of this Agreement (except for purposes of the preceding sentence), the term "Tax" shall include all federal, state, local, foreign, income, gains, franchise, excise, property, sales, use, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and includes, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     Section 3.11 Compliance with Laws.

          (a) The Business of Cardiotronics and its subsidiary are not being conducted in violation of any applicable Laws, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on Cardiotronics' Business.

          (b) Cardiotronics is in material compliance with all Federal, state and local laws and regulations regarding the release of toxic or hazardous materials or other pollutants or contaminants (together "Hazardous Substances") into the atmosphere or the generation, storage or treatment of Hazardous Substances, and there are no Hazardous Substances in the buildings or soil on, or in the ground water under, any properties which are owned or leased by Cardiotronics which could result in an obligation of Cardiotronics to remedy the condition. There is no other liability of Cardiotronics under any Federal, state or local law or regulation relating to the environment.

     Section 3.12 Legal Proceedings. Except for matters referred to in any of the documents referred to in Section 3.4, (i) no material investigation or review by any governmental entity with respect to Cardiotronics or any of its subsidiaries is pending or, to the best knowledge of Cardiotronics, threatened, nor has any governmental entity indicated to Cardiotronics an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to the best knowledge of Cardiotronics, threatened against or affecting Cardiotronics or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either singly or in the aggregate is likely to result in any material adverse change in Cardiotronics' Business.

     Section 3.13 Agreements with Employees.

          (a) The Cardiotronics Disclosure Memorandum contains a list of (i) all written employment agreements, commission plans, bonus plans and all material unwritten employment agreements with any employee or agent of Cardiotronics, and the total compensation (separately stating salary and bonus or other compensation) payable to each of them, including the fringe benefits (other than those made available to employees generally) provided to each of them, (ii) all officers and directors of Cardiotronics and the total compensation (separately stating salary and bonus) paid to each of them in 1995 and payable to each of them in 1996, including the fringe benefits (other than those made available to employees generally) provided to each of them, (iii) a list of each present and former employee of Cardiotronics paid in excess of $30,000 during the year ended December 31, 1995; and any employee of Cardiotronics paid in excess of $30,000 on an annualized basis after December 31, 1995, and the job description or title and the total compensation of each such employee, and (iv) all employee handbooks, brochures or booklets setting forth the employment policies or practices of Cardiotronics.

          (b) Cardiotronics is not in default in any material respect with respect to its payment or benefit obligations to its employees.

          (c) A listing of departments of Cardiotronics, including employee job classifications, numbers of employees and compensation ranges is referenced in the Cardiotronics Disclosure Memorandum.

          (d) Cardiotronics has no contract or collective bargaining agreement with any union. None of the employees of Cardiotronics are members of any union.

          (e) There is no employee of Cardiotronics who cannot be dismissed upon receiving reasonable notice of termination.

          (f) Cardiotronics has withheld from payments to employees all Taxes (as defined in Section 3.10) and other deductions required to be withheld under federal, state, and local law, and has timely paid and remitted such amounts (together with required employer contributions in respect thereof) to the appropriate authorities.

     Section 3.14 Employee Benefit Plans.

          (a) For purposes of this Section 3.14, the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the terms "employee welfare benefit plan" and "employee pension benefit plan" have the meanings set forth in ERISA Section 3(1) and 3(2), respectively.

          (b) Cardiotronics has never maintained or participated in any profit sharing (defined contribution) plan or in any employee welfare benefit plan or employee pension benefit plan.

          (c) No employee of Cardiotronics participates in, and Cardiotronics does not participate in or contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA).

          (d) Cardiotronics is not a member of a controlled group of corporations (as defined in Section 414(b) of the Code) or under common control (as defined in Section 414(c) of the Code) with any other trade or business (whether or not incorporated).

     Section 3.15 Licenses, Patents, Trademarks, Etc.

          (a) The Cardiotronics Disclosure Memorandum sets forth an accurate and complete list, as of the Closing Date, of all permits, franchises, approvals, authorizations, consents, licenses, identification numbers, accreditations and registrations ("Licenses"), if any, issued or granted to, or held by Cardiotronics or any affiliate of Cardiotronics, and indicating the person or entity to which any such License was issued. All such Licenses are valid and in full force and effect, no proceedings or actions with respect to the suspension, cancellation or any other aspect of any of them is pending or, to the best knowledge of Cardiotronics, threatened, and no basis exists therefor and the transactions contemplated hereby will not affect such Licenses.

          (b) The Cardiotronics Disclosure Memorandum sets forth an accurate and complete list, as of the Closing Date, of all domestic and foreign patents, patent and know- how licenses, trade names, trademark and service mark registrations, common law trademarks, copyright registrations, copyrights, and applications for any of the foregoing ("Intellectual Properties"), owned or used in the conduct of the Business of Cardiotronics, specifying the jurisdiction in or by which such Intellectual Properties have been registered, filed or issued. All Intellectual Properties are valid.

          (c) Cardiotronics has all Licenses and owns, or possesses adequate rights to use, all Intellectual Properties and all inventions, technology, processes, products, designs, computer programs, know-how, trade secrets and formulae necessary to conduct its Business and there are no actual or, to the best knowledge of Cardiotronics, threatened claims, assertions or litigation (nor to the best knowledge of Cardiotronics is there any basis therefor) relating to Cardiotronics'
     ability to use the foregoing. There are no pending, and to the best of knowledge of Cardiotronics knowledge, no threatened interferences or oppositions involving any patents or patent applications of Cardiotronics. Cardiotronics is not infringing upon or otherwise violating the rights of any third party with respect to any of Cardiotronics' products. Cardiotronics has not received any written claim or notice alleging any such infringement or violation. No proceedings have been instituted against Cardiotronics, nor, to the best knowledge of Cardiotronics, are any proceedings threatened alleging any such infringement or violation. Cardiotronics does not know of any basis for any such proceeding or claim. There is no infringement claim or other adverse judgment or order against Cardiotronics with respect to any of the foregoing. There are no material infringements of any Cardiotronics Intellectual Properties.

          (d) Cardiotronics has not received any claim that any employee affiliated with Cardiotronics has, in respect of his or her activities to date, violated any of the terms or conditions of an employment contract with any third party, or disclosed or utilized any trade secrets or proprietary information or documentation of any third party, or interfered in the employment relationship between any third party and any of its employees.

          (e) Cardiotronics has taken reasonable measures to maintain the confidentiality of its processes and formulas, research and development results, and other know-how, the value of which is dependent upon the maintenance of the confidentiality thereof.

          (f) Cardiotronics owns all of the technology, patents, trade secrets, and other intellectual properties and assets it received in the merger transaction with R2, and R2 owns all of its technology, patents, trade secrets, and other intellectual properties and assets, free and clear of any liens, valid claims, encumbrances, or title defects whatsoever.

     Section 3.16 Contracts, Agreements, Etc.

          (a) Except as set forth and briefly described in the Cardiotronics Disclosure Memorandum, Cardiotronics is not a party to, or bound by, any material contract, agreement, understanding, commitment or engagement. Other than purchase and sales orders entered into in the ordinary course of business, the Cardiotronics Disclosure Memorandum lists and describes any and all contracts, agreements, commitments and engagements material to Cardiotronics (the "Contracts"), as of the Closing Date, including without limitation all (i) supply and service contracts to which Cardiotronics is a party as vendor or vendee, (ii) contracts for the purchase or lease of capital equipment, (iii) consulting contracts and agreements, (iv) OEM contracts, (v) employee health and welfare, pension, bonus, life, hospitalization or other insurance, medical, deferred or incentive compensation, profit sharing, loan and other employee benefit plans or arrangements, (vi) contracts or agreements regarding credit or borrowed money, (vii) guaranties, (viii) letters of credit, (ix) surety and indemnification agreements, (x) confidentiality agreements, (xi) covenants not to compete, (xii) leases of real property, as lessor or lessee, (xiii) leases of personal property, as lessor or lessee, (xiv) all contracts and agreements regarding Licenses and Intellectual Properties, (xv) all agreements or commitments regarding debts and equity securities of Cardiotronics and any interest therein, (xvi) all contracts and agreements regarding the distribution or payment of profits or dividends, (xvii) all contracts and agreements regarding the allocation or sharing of Taxes or otherwise with respect to Taxes, (xviii) all agreements regarding financial, Cardiotronics or advisory services to be rendered by or for Cardiotronics, (xix) all contracts regarding product distribution, (xx) all contracts and agreements involving more than $20,000, and (xxi) any contract or agreement not entered into in the ordinary course of business.

          (b) All such Contracts are valid and binding obligations of Cardiotronics and in full force and effect as of the Closing Date, and no breach or default (or event or condition, which after notice or lapse of time, or both would constitute a breach or default) by Cardiotronics or, to the best knowledge of Cardiotronics, any other party thereto exists with respect thereto, and this Agreement and the transactions contemplated hereby will not cause any breach or default thereof.

     Section 3.17 Customers. The Cardiotronics Disclosure Memorandum contains an accurate and complete list of the fifty largest customers of Cardiotronics for the calendar year 1995 and through the first ten months of 1996, including the revenues from such customers for those reporting periods.

     Section 3.18 Insurance. The Cardiotronics Disclosure Memorandum contains an accurate and complete list and brief description (including policy number, nature of coverage, limits, deductibles, premiums, carriers and effective and termination dates) of all policies of insurance in effect as of the Closing Date with respect to Cardiotronics. All such policies are in full force and effect. Cardiotronics has not been denied any insurance or indemnity bond and no insurance carrier has canceled or reduced any insurance coverage of Cardiotronics. Cardiotronics has not received any written notice from any insurer or agent of any intent to cancel or reduce any insurance coverage or that any substantial improvement or other expenditure with respect to any insured property is necessary in order to continue such insurance.

     Section 3.19 Fees or Commissions. Except for the obligation to Dillon Read & Co., Inc. ("Dillon Read") previously disclosed by Cardiotronics to Ballard, Cardiotronics, (including its officers, directors and employees), has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

     Section 3.20 Illegal Payments. Neither Cardiotronics nor any officer, director, employee or agent of Cardiotronics, or any other person or entity on behalf of Cardiotronics, has made or authorized any payment of funds of, or relating to, Cardiotronics which is prohibited by law, and no funds of Cardiotronics have been set aside to be used for any payment prohibited by law.

     Section 3.21 Powers of Attorney. Except for powers of attorney granted to its Intellectual Property counsel, neither Cardiotronics nor R2 have granted any powers of attorney to any entity or person.

     Section 3.22 Bank Accounts. The Cardiotronics Disclosure Memorandum contains a correct and complete list and description of all bank accounts, the balances thereof as of October 31, 1996, the persons authorized to access such accounts and to incur indebtedness on behalf of Cardiotronics and a correct and complete list of all safe deposit boxes of Cardiotronics has previously been provided to Ballard.

     Section 3.23 No Conflict of Interest. No present (or, to the best knowledge of Cardiotronics, former) officer or director, and no shareholder, subsidiary, affiliate or related entity thereof, has or claims to have (a) any interest in the property, real or personal, tangible or intangible, including without limitation, Intellectual Properties, Licenses, inventions, technology, processes, designs, computer programs, knowhow and formulae used in or pertaining to the Business of Cardiotronics, or (b) any contract, commitment, arrangement or understanding regarding any of the foregoing. No present officer or director of Cardiotronics, and no subsidiary has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity which is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of Cardiotronics. For purposes of this representation, ownership of not more than five percent of the voting stock of any publicly held corporation whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

     Section 3.24 Fairness Opinion. Cardiotronics' Board of Directors has received from its financial advisors, Dillon Read, a written opinion addressed to it to the effect that the Purchase Price is fair to the holders of Cardiotronics Capital Stock from a financial point of view.


                                   ARTICLE IV

                           COVENANTS OF CARDIOTRONICS

     Section 4.1 Consents, Approvals and Filings. Cardiotronics will use commercially reasonable efforts to comply as promptly as practicable with the governmental requirements specified in Section 3.3 which are applicable to the Merger, if any, and to obtain all applicable orders of governmental and regulatory authorities referred to in Section 3.3.

     Section 4.2 Access to Records and Properties. Ballard may, prior to the Effective Time, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of Cardiotronics, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of Cardiotronics. Cardiotronics agrees to furnish such assistance as Ballard may reasonably request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, Ballard and its employees, agents and representatives full access to all books, records
(including  tax returns  filed or in  preparation),  personnel  and  premises of
Cardiotronics and the audit work papers and other records of its independent public accountants and shall provide to Ballard such other information concerning the business of Cardiotronics and its subsidiary as Ballard may reasonably request.

     Section 4.3 Brokerage. Cardiotronics will indemnify and hold Ballard harmless from any claim for brokerage or finder's or investment advisor's fees or commissions arising out of the transactions contemplated hereby by any person claiming to have been engaged by Cardiotronics.

     Section 4.4 Payment of Taxes. Cardiotronics shall pay all Taxes and other charges, incurred prior to the Effective Time, upon or against its assets, or sales or income of Cardiotronics' Business, before such Taxes or other charges become delinquent, except such Taxes or other charges incurred that result from the Merger and the summation of the transactions contemplated under this Agreement, and shall pay when due all current liabilities relating to its assets, except those Taxes, charges and liabilities being contested in good faith and for which proper reserves are being maintained, or which are not material in amount.

     Section 4.5 Notification of Litigation, Changes. Cardiotronics shall promptly notify Ballard in writing of the filing of any litigation, arbitration, or similar proceeding or the commencement of any dispute which could materially affect Cardiotronics or its assets or Business.

     Section 4.6 Insurance. Cardiotronics shall maintain insurance with good and responsible companies, including, but not limited to, general liability, product liability, workers compensation, directors and officers liability, and property damage insurance, to the extent as is customarily retained by it with respect to its assets prior to the date of this Agreement, until the Merger has been fully consummated.

                                    ARTICLE V

                              COVENANTS OF BALLARD

     Section 5.1 Brokerage. Ballard will indemnify and hold Cardiotronics harmless from any claim for brokerage or finder's or investment advisor's fees or commissions arising out of the transactions contemplated hereby by any person claiming to have been engaged by Ballard.

     Section 5.2 Conduct of Business of Merger Sub. From the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as contemplated by this Agreement.

     Section 5.3 Guarantee of Merger Sub Obligations. Ballard shall cause Merger Sub to perform in a timely manner all its obligations, and to comply with all its agreements, in this Agreement and the Articles of Merger.

     Section 5.4 Employee Benefit Plans.

          (a) Benefit Plans. After the Effective Time, Ballard shall arrange for each employee participating in any of the Benefit Plans of Cardiotronics or its subsidiary as are in effect on the date hereof to participate in any counterpart Benefit Plans of Ballard in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with Cardiotronics or its subsidiary prior to the Merger for all purposes for which such service was recognized under the Benefit Plan of Cardiotronics or its subsidiary including, but not limited to, recognition of service for eligibility, vesting, and, to the extent not duplicative of benefits received under such Benefit Plan of Cardiotronics or its subsidiary, the amount of benefits, (ii) such participants shall participate in the Benefit Plans of Ballard on terms no less favorable than those offered by Ballard to similarly situated employees of Ballard; and
     (iii) Ballard shall cause any and all pre-existing condition limitation and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents to the extent they are already satisfied or waived.

          (b) Change in Control Provisions. Ballard and Cardiotronics hereby acknowledge that the Merger and the consummation of the transactions contemplated under this Agreement will be treated as a "Change in Control" for purposes of each of the applicable Cardiotronics Benefit Plans and each applicable employment, severance or similar agreement applicable to any employee of Cardiotronics or its subsidiary (collectively, "Change in Control Agreements") and agree to abide by the provisions of any Benefit Plans and Change in Control Agreements which relate to a Change in Control, including, but not limited to, the accelerated vesting and/or payment of equity-based awards.

                                   ARTICLE VI

                                MUTUAL COVENANTS

     Section 6.1 Confidentiality. Ballard, Merger Sub and Cardiotronics will use their best efforts to keep confidential any and all information furnished to one of them by the other or such other's subsidiaries or independent public accountants in connection with the transactions contemplated by this Agreement, and the business and financial review and investigation referred to in Section 4.2, except to the extent any such information may be generally available to the public, and Ballard,

Merger  Sub  and  Cardiotronics  have  instructed  their  respective   officers,
employees and other representatives having access to such information to comply with the obligation of confidentiality.

     Section 6.2 Expenses. Whether or not the Merger is consummated, Ballard, Merger Sub and Cardiotronics each will bear separately its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement.

     Section 6.3 Public Announcements. Cardiotronics and Ballard agree that, recognizing that each has independent obligations with respect to the dissemination of material information to the public and to its shareholders, they will, to the maximum extent feasible, advise and confer with each other prior to the issuance of any reports, statements or releases (including reports, statements or releases to their respective employees) pertaining to this Agreement and any transaction contemplated by this Agreement.

     Section 6.4 Further Assurances. Each party hereto agrees to execute and deliver such instruments and take such other actions as any other party may reasonably require in order to carry out the intent of this Agreement.

                                   ARTICLE VII

                                     CLOSING

     A closing is being held at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California 92101, or such other place as may be mutually satisfactory to the parties. On the Closing Date such closing documents as agreed to by the parties will be executed and delivered by the parties.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 8.1 Amendment and Modification. This Agreement may not be amended, modified and supplemented with respect to any of the terms contained herein; provided, however, that this Agreement may be amended, pursuant to an amendment approved in writing by all of the parties to this Agreement and Robert S. Grimes or any subsequent independent director of Cardiotronics, with respect to any of the terms contained herein.

     Section 8.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 8.3 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

     Section 8.4 Indemnification. After the Effective Time, Ballard and Merger Sub shall indemnify and hold harmless any person who was a director or officer of Cardiotronics at any time prior to the Effective Time and the heirs, executors and administrators of any such person, to the extent authorized or permitted by Cardiotronics' certificate of incorporation or by-laws or provided pursuant to the Colorado Revised Statutes in effect immediately prior to the Effective Time, against any liabilities, costs or expenses (including attorneys'
fees) imposed upon or reasonably incurred by him or her in his or her capacity as, or arising out of his or her status as, or because of his or her having been a director or officer of Cardiotronics or any of its subsidiaries at any time prior to the Effective Time, provided that in each such case, such director or officer reasonably believed that he or she acted in the interest of Cardiotronics and did not violate his or her fiduciary duty to Cardiotronics. Such obligations shall apply to any action, suit or proceeding commenced or threatened before or after the Effective Time. To the extent available, Ballard agrees to cause the Surviving Corporation to maintain in effect for not less than three years after the Closing Date policies of directors' and officers' liability insurance comparable to those maintained by Cardiotronics with carriers comparable to Cardiotronics' existing carriers and containing terms and conditions which are no less advantageous in any material respect to the officers, directors and employees of Cardiotronics; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. Notwithstanding the above, neither Ballard nor Merger Sub will have any indemnity liability under this Section 8.4 with respect to any claim, lawsuit or proceeding brought or commenced by or on behalf of any "affiliates" of Cardiotronics within the meaning of Rule 145 promulgated by the SEC under the Securities Act, including, but not limited to, all officers and directors of Cardiotronics.

     Section 8.5 Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, any of which counterparts may be executed by facsimile signatures, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed:

     If to Ballard or Merger Sub:

                  Ballard Medical Products
                  12050 Lone Peak Parkway
                  Draper, Utah  84020
                  Attn:  Dale H. Ballard, President

     with a copy to:

                  Paul Hess, Esq.
                  General Counsel
                  Ballard Medical Products
                  12050 Lone Peak Parkway
                  Draper, Utah  84020

     If to Cardiotronics:

                  Cardiotronics Systems, Inc.
                  5966 La Place Court
                  Carlsbad, California 92008
                  Attn:  Ronald R. Bromfield, President and CEO

     with a copy to:

                  Luce, Forward, Hamilton & Scripps LLP
                  600 West Broadway, Suite 2600
                  San Diego, California 2101-3391
                  Attn:   Dennis J. Doucette, Esq.


     Section 8.7 Subsidiaries. When a reference is made in this Agreement to subsidiaries of Ballard, the word "subsidiaries" means any corporations of which more than 50% of their outstanding voting securities are directly or indirectly owned by Ballard (as the case may be). When a reference is made in this Agreement to significant subsidiaries of Ballard, the words "significant subsidiaries" shall refer to subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act. Notwithstanding anything contained herein, Cardiotronics shall not be considered a "subsidiary" or a "significant subsidiary" of Ballard.